Exhibit 99.1

Australian Oilseeds Granted an Extension by Nasdaq Hearing Panel to Regain Compliance with Continued Listing Requirements

Cootamundra New South Wales, August 28, 2025 (GLOBE NEWSWIRE) – Australian Oilseeds Holdings Limited (the “Company”) (NASDAQ: COOT), a manufacturer and seller of sustainable edible oils to customers globally, today announced that it received a written decision from The Nasdaq Hearings Panel (the “Panel”) on August 22, 2025, granting the Company an extension to regain compliance with continued listing requirements and demonstrate long-term compliance with the Equity Rule (which requires listed issuers to maintain minimum stockholders’ equity of $2.5 million). Specifically, the Panel has agreed to provide the Company until September 30, 2025 to regain compliance with the Equity Rule and to allow the continued listing of the Company’s ordinary shares and warrants on The Nasdaq Stock Market through such date, subject to the Company’s compliance with the Equity Rule on or prior to such date.

“We believe the extension granted by the Nasdaq Hearings Panel will allow us to finish executing on our plan to maintain compliance with Nasdaq’s minimum shareholders’ equity requirement,” said Gary Seaton, Chief Executive Officer.

The Company states that as of the hearing date on July 22, 2025, it had $2.6 million in shareholder equity. The Company plans to maintain this minimum equity value by converting additional debt and increasing revenues. As required by The Nasdaq Stock Market’s rules, should the Company regain compliance, it will be subject to a one-year panel monitor.

About Australian Oilseeds Holdings Limited. Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”) (NASDAQ: COOT) through its subsidiaries, including Australian Oilseeds Investments Pty Ltd., an Australian proprietary company, is focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company’s cold pressing oil plant has grown to become the largest in Australia, pressing strictly GMO-free conventional and organic oilseeds.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions could in the future reduce demand for our products; we could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; we may experience challenges successfully expanding our marketing and sales capabilities, including further specializing our sales force; customer growth could decelerate in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to pay off our convertible notes when due. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K for June 30, 2024 and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

Contact

Australian Oilseeds Holdings Limited
126-142 Cowcumbla Street
Cootamundra New South Wales 2590
Attn: Amarjeet Singh, CFO
Email: amarjeet.s@energreennutrition.com.au

Investor Relations Contact

Reed Anderson

(646) 277-1260

reed.anderson@icrinc.com